Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL OF TENDER

REGARDING

SHARES

OF

CARLYLE CREDIT SOLUTIONS, INC.
Tendered Pursuant to Offer to Purchase Dated April 5, 2022
by
CDL Tender Fund 2022-1, L.P.
CDL Tender Fund 2022-1 GP, L.L.C.
CG Subsidiary Holdings, L.L.C.
Carlyle Global Credit Investment Management L.L.C.
Cliffwater Corporate Lending Fund
Cliffwater LLC
AlpInvest Indigo I CI-A, L.P.
AlpInvest Indigo SCF I CI GP, L.P.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE RECEIVED BY 11:59 P.M., NEW YORK CITY TIME, ON MAY 3, 2022, UNLESS THE OFFER IS EXTENDED.
IMPORTANT: If you tendered your shares through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares
Complete this Notice of Withdrawal of Tender and return or deliver it to State Street Bank and Trust
Company, Carlyle Credit Solutions, Inc.’s transfer agent (the “Transfer Agent”), which is acting as paying agent in connection with the Offer, by mail or fax as follows:
If delivering via USPS, UPS or FedEx:
State Street Bank and Trust Company
Attention: Carlyle BDC
1 Heritage Drive, Mailstop OHD0100
North Quincy, MA 02171
A STOCKHOLDER CHOOSING TO FAX A NOTICE OF WITHDRAWAL OF TENDER MUST
ALSO MAIL THE ORIGINAL COMPLETED AND EXECUTED NOTICE OF WITHDRAWL OF
TENDER (OR AN ORIGNALLY SIGNED PHOTCOPY THEREOF) PROMPTLY THEREAFTER.
If delivering an originally signed photocopy via fax:
Attn: Carlyle BDC
Fax number: (617) 937-3051
If delivering via fax, please include “CDL Tender Fund 2022-1 Tender Offer for Carlyle Credit Solutions Shares” on the cover page or in the subject line, as applicable.
DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
TRANSFER AGENT.
For additional information, call the Transfer Agent at (888) 207-9542.

Ladies and Gentlemen:
The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its shares of common stock, par value $0.01 per share (the “Shares”), of Carlyle Credit Solutions, Inc. for purchase by CDL Tender Fund 2022-1, L.P. (the “Purchaser”) that previously was submitted by the undersigned in a Letter of Transmittal and Transfer Form dated            , 2022. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH THE INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE PURCHASED BY THE PURCHASER.
Name of Stockholder/Record Holder (if different): (account name)
Account Number:
Such withdrawal is with respect to (specify one):
☐	All of the undersigned’s Shares previously tendered
☐	The following number of Shares or aggregate USD amount of Shares previously tendered:

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Purchaser upon expiration of the tender offer described above.
[Remainder of Page Intentionally Left Blank]

SIGNATURE(S)

(Signature(s) of Stockholder(s))
Dated:           , 2022
(Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of Carlyle Credit Solutions, Inc. If any Shares covered by this Notice of Withdrawal are owned of record by two or more joint owners, all such owners must sign this Notice of Withdrawal. If any previously tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Notices of Withdrawal as there are different registrations of such Shares. If this Notice of Withdrawal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted.
Name:
(Please Print)
Capacity (full title):
Address:

(Include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security No.:
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